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                                                                     Exhibit 5.1



                                  June 23, 2004

Synetics Solutions Inc.
18870 N.E. Riverside Parkway
Portland, Oregon 97230

Ladies and Gentlemen:

      We have acted as counsel to Synetics Solutions Inc., an Oregon corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to (i) 5,517,867 shares of common stock of the Company to be offered by the Company (the "Company Shares"), 817,867 of which shares are subject to an over-allotment option granted by the Company to the underwriters, and (ii) 1,382,133 shares of common stock of the Company to be offered by selling shareholders of the Company (the "Selling Shareholder Shares"), 82,133 of which shares are subject to an over-allotment option granted by a certain selling shareholder to the underwriters.

      We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion.

      Based on the foregoing, it is our opinion that:

      (1) The Company is a corporation existing under the laws of the state of Oregon;

      (2) The Company Shares are duly authorized shares of common stock of the Company;

      (3) The Company Shares, when issued and sold in the manner described in the Registration Statement and in accordance with resolutions adopted by the Board of Directors of the Company, and when payment therefor shall have been received by the Company, will be legally issued, fully paid and nonassessable; and

      (4) The Selling Shareholder Shares have been legally issued and are fully paid and nonassessable.


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June 23, 2004
Page 2

      We consent to the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the offering.

                                                     Very truly yours,



                                                     STOEL RIVES LLP